宇信易诚™
Yucheng Technologies Limited

Corporate Presentation

September 2008

Disclosure Statement

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Yucheng Technologies is engaged fluctuations in customer demand; management of rapid growth; intensity of competition from other IT providers; market acceptance of new products; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The company does not assume any obligation to update the information contained in this press release or filings.

Corporate Overview

Headquarters	Beijing, China
Founded	1999
Presence	More than 2,000 employees in 20 cities nationwide
Customers	13 out of the 15 largest banks in China Small to medium-sized banks
Businesses	Channel-related, Business-related and Management-related IT Solutions and Services Systems Integration Services POS Merchant Acquisition Services
Market Data	NASDAQ: YTEC Price USD 12.48, 52Week High: USD 19.36 / Low: USD 7.15 Market Cap: USD 221.29 million (as of 08/29/2008)
Financials	2007A USD 59.6 million in sales, up 49% YoY; USD 10.5 million in non-GAAP net profit, up 72% YoY 2008 guidance: USD 88 million in sales; USD 14.7-15.2 million in non-GAAP net profit*

*Adjusted for amortization of goodwill from initial merger

宇信易诚™

Yucheng Technologies Limited

Investment Highlights

Rapidly Growing Chinese "FinTech" Market

Market Leadership Position

Diverse and Expanding Customer Base

Significant Growth Opportunities

Strong Financial Performance

Fast Growing Chinese "FinTech" Market

Earnings Growth Underpins Aggressive IT Spending

Macroeconomic Factors

- GDP growth of 9.8% in 2008 and 9% in 2009 (Source: EIU)
- World's highest saving rate at nearly 50% (Source: FRBSF)
- China is shifting towards a consumption and service economy
- Virtually no impact from Sub-prime Crisis
- Foreign and domestic capital markets have a greater impact on the Chinese banking industry

Net Income Growth in Leading Chinese Banks


Net Income in USD billions
10
8
6
4
2
0
71%
57%
81%
163%
116%
H1 2007
H1 2008
中国建设银行
China Construction Bank
中国工商银行
交通银行
中信银行
招商银行

Source: Half-Year Reports

Fast Growing Chinese "FinTech" Market

Chinese IT Spending Lags International Rates

			
Bank Assets	USD 8 trillion	USD 11 trillion	USD 2 trillion
Population	1.3 billion	300 million	33 million
IT Spending	USD 7 billion[1]	USD 42 billion[2]	USD 6 billion[2]
IT Spending as a Percentage of Bank Assets	.086%	.382%	.300%

1. 2007 Rate
2. 2006 Rate

Sources: IDC, Celent, PWC, Federal Reserve Board and Company Research

Fast Growing Chinese "FinTech" Market

IT Solutions and Services Spending by Category

Lack of adequate IT infrastructure, competitive pressure, compliance with Basel II and recognized benefits of IT outsourcing are key drivers of demand



'05-'11 CAGR
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
RMB million
CAGR: 21.2%
818
1,488
472
1,026
1,831
586
1,274
2,226
722
1,564
2,716
897
1,892
3,246
1,098
2,265
3,849
1,332
2,678
4,057
1,063
22.6%
20.3%
21.9%
2005
2006
2007
2008
2009
2010
2011
Business-Related Solution
Channel-Related Solution
Management-Related Solution

Source: IDC 2007

Fast Growing Chinese "FinTech" Market

Key Growth Metrics

Bank Card Transactions


RMB billion
3500
3000
2500
2000
1500
1000
500
0
CAGR = 58%
2000
2001
2002
2003
2004
2005
2006
2007

Retail Sales of Consumer Goods


RMB billion
10000
8000
6000
4000
2000
0
CAGR = 20%
2000
2001
2002
2003
2004
2005
2006
2007

Chinese Banking Sector Card Revenue


RMB million
CAGR= 49% (credit card)
CAGR= 27% (debit card)
6,130
14,802
9,766
19,491
14,414
24,338
20,278
30,042
2005
2006
2007E
2008E
Credit Card
Debit Card

Number of POS Terminals in China


Units thousands
8000
6000
4000
2000
0
'99-'06 CAGR 20.3%
'06-'12F CAGR
43.2%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008F
2009F
2010F
2011F
2012F

Source: Interac Association, Bear Stearns Asia, Broker's report, IResearch, Company research

Total Solutions Provider

Business Segments

As a total solutions provider our IT Solutions and Services deploys the latest technology and software expertise to the Chinese banking market and is supported by our Systems Integration business.

CORE BUSINESS: IT Solutions and Services and Systems Integration			EMERGING: Payment Services
Channel-related Solutions	Business-related Solutions	Management-related Solutions	POS Merchant Acquisition Services
- **Online banking** - **Call center**	- **Core-banking (for SMBs)** - **Loan management** - **Foreign exchange** - **Treasury** - **Intermediary business**	- **Risk management** - **Business intelligence** - **Performance measurement** - **Managerial accounting** - **Management analytics**	- **POS processing terminal transactions** - **Value-added services***

Revenues

* Future offerings after reaching critical network size

Market Leadership

Channel-Related Solutions

	Proprietary E-Banking Software and Solution	Call Center Solution
Offering	◆ Complete solution for: — Internet Banking — Channel Integration and Management — Mobile Banking — Cash Management ◆ Higher customer retention, lower customer service costs	◆ Full-range solution expertise from system planning and implementation to In-Care (our CRM software) and data mining ◆ High customer retention, cross-selling opportunities
Select Clients	◆ 4 of top 5 banks ◆ ICBC, CCB, BoCom, Bank of Shanghai, Bank of Beijing	◆ 2 of top 5 banks ◆ CCB, BoCom, Huaxia Bank, Bank of Shanghai
Market Position	◆ No.1 vendor in China* ◆ 70% market share by user base	◆ No.1 vendor in China* ◆ 19% market share by bank call center seats

* IDC 2008

Market Leadership

Business-Related Solutions

	Core Banking Software	Loan Management
Offering	◆ An integrated suite of banking applications designed to support: – Deposits – Loans – International Settlements ◆ Higher customer satisfaction, cross-selling opportunities ◆ Customization services	◆ Complete suite of loan servicing applications that support: – Pre-Qualification Management – Loan Portfolio Analysis – Loan Performance Management – Default and Foreclosure Management ◆ Enhanced ability to manage portfolio and bank risks ◆ Customizable to risk requirements
Select Clients	◆ More than 35 Non-Tier I banks	◆ 2 of top 5 banks ◆ CCB, Beijing Rural Commercial Bank, Zhuhai Commercial Bank, Yunan Rural Credit Union
Market Position	◆ Top 3 vendor in China ◆ 30% market share by customer base	◆ Top 3 vendor in China

* IDC 2008 and Company Research

Market Leadership

Management-Related Solutions

	Business Intelligence	Risk/Performance Management
Offering	◆ An integrated suite of banking applications designed to support customer and market analysis: – Operational Data Storage – Customer Relationship Management ◆ Enhance analytical capabilities ◆ Customizable to meet specific business requirements	◆ Suite of implementation and consulting services: – IT and business consulting – Asset and Liability Management – Market Risk Management – Treasury and Derivatives pricing and STP processes, etc. ◆ Optimized asset-liability structure ◆ Enhanced ability to manage interest rate and liquidity risk
Select Clients	◆ 2 of top 5 banks ◆ CCB, BoCom, China Citic Bank	◆ 3 of top 5 banks ◆ CCB, ICBC, ABC, CMB, MSBC, China Industrial Bank
Market Position	◆ Top 2 vendor in China	◆ Ranked No.1 among local vendors*

* IDC 2008

POS Merchant Acquisition Services

Initial Success

Business Drivers	Electronic payment growth is outpacing consumer spending growth
	Strong card revenues encourage banks to issue more cards and leverage third-party merchant acquisition service providers
Current Partners	China Merchants Bank (CMB) - China's largest credit card issuer
	China Construction Bank (CCB), Guangdong & Beijing Branches
	Bank of Communications (BoCom), Beijing Branch
Leadership Position	Won the CMB 2007 Most Outstanding Performance Award
	#1 third party provider for CMB in POS installation base and total processed value for 2007
Network	Presence in 20 cities across China; 350 sales representatives

POS Terminals
Accumulative Installation Projection


8,900
12,700
25,000
50,000
2007A
2008Q2
2008E
2009E

POS Merchant Acquisition Services

Basic Service Revenue Model


0.2% of processed value per transaction
Acquiring Bank
招商银行
中国建设银行
China Construction Bank
交通银行
BANK OF COMMUNICATIONS
Interchange
UnionPay
银联
VISA
MasterCard
YUCHENG
Technologies Limited
• Build merchant network
• POS maintenance service
Card Issuing Bank
中国银行
BANK OF CHINA
中国工商银行
交通银行
BANK OF COMMUNICATIONS
citi
Citibank
中国建设银行
China Construction Bank
招商银行
中国农业银行
AGRICULTURAL BANK OF CHINA
Merchants
Card Holder

Diverse and Expanding Customer Base

Our revenues continue to grow as we strengthen our Top Four client base and actively diversify into Non-Top Four clients, such as small and medium-sized banks.


2005
19%
81%
Revenues of USD 22.0 million
2006
23%
77%
Revenues of USD 37.1 million
2007
39%
61%
Revenues of USD 59.6 million
Top Four Banks
Non-Top Four Banks

Significant Growth Opportunities

#1 Leveraging Domain Expertise to Migrate Up the Value Chain



Value Chain
Outsourced Services
Software Solutions & IT Consulting
System Integration
◆ E-Banking ASP
◆ Operation Outsourced Services
◆ Business Process Outsourcing
◆ IT and Business Consulting
◆ Front-end Channel Solutions
◆ Business Processing Solutions
◆ Back-end Management and Analytical Solutions
◆ Third-party Hardware and Software Systems
Project Based Revenue to Recurring/Transaction Based Revenue

Significant Growth Opportunities

#2 Simultaneous Vertical and Horizontal Expansion

Banking	Insurance	Asset/ Fund Management	Investment Banks/ Securities Firms
Top Tier National Banks	PICC	博时基金 BOSERA FUNDS	
Joint-Stock National Commercial Banks	NCI 新华保险	易方达基金管理有限公司 E FUND MANAGEMENT CO., LTD.	
City Commercial Banks and Credit Unions	华安保险	华夏基金 ChinaAMC	GALAXY SECURITIES
	天安保险	大成基金管理有限公司 DA CHENG FUND MANAGEMENT CO., LTD.	海通证券
	华泰保险 Huatai Insurance	华安基金管理有限公司	华泰证券股份有限公司 HUATAI SECURITIES CO., LTD.
	安邦财产保险股份有限公司	长盛基金管理有限公司 Changsheng Fund Management Co., Ltd.	China Everbright Limited
	大众保险	GUOTAI ASSET MANAGEMENT CO., LTD.	湘财证券
	永安保险 YONG AN INSURANCE	汇添富基金管理有限公司 China Universal Asset Management Co., Ltd.	天同证券 TIANTONG SECURITIES

YUCHENG
Technologies Limited

Significant Growth Opportunities

#3 Highly Scalable and Leverageable Payment Services

- Economies of scale and first-mover advantage are vital to long-run profitability of our POS business
- Fee revenue is highly scalable and a function of the installed base
- Revenues will further accelerate with the introduction of value added services, such as merchant transaction analysis and loyalty programs


Value
Revenues
Gross Profits
Revenues and Gross Profits accelerate with the addition of value added services
Operating Expenses
P&L Breakeven
1H 2010
Time

Strong Financial Performance

Track Record of Strong Revenue Growth

IT Solutions and Services revenue grew at 104% CAGR from 2005 to 2007, driving overall growth and contributing significantly to margin expansion

Revenue Analysis - by Sources (USD million)


IT Solution
SI Service
22
40
60
2005
2006
2007
'05-'07 CAGR: 65%

IT Solutions and Services as Percentage of Total Revenue


55.0%
50.0%
45.0%
40.0%
35.0%
30.0%
34.5%
34.3%
53%
2005
2006
2007

Gross Margin Analysis


40%
35%
30%
25%
20%
25%
28%
36%
2005
2006
2007

Strong Financial Performance

Driven by Continuous Margin Expansion

Value Chain Migration has been the key strategic focus

IT Solution Revenue Growth

	2005	2006	2007
IT Solution Revenue (USD Million)	7.6	15.1	31.6


Yucheng 05-07 CAGR: 104%
*Industry Average: 21.7%

Net Profit Margin Improvement


8.2%
15.3%
17.6%
2005
2006
2007

* IDC 2008

Strong Financial Performance

Solid Second Quarter 2008 Performance

Revenue


USD Million
30
25
20
15
10
5
0
10.4
25.0
Q2 2007
Q2 2008

- **Year over year revenue growth of 140%**

Non-GAAP Net Income[1]


USD Million
3
2.5
2
1.5
1
0.5
0
2.1
2.7
Q2 2007
Q2 2008

- **30.6% year over year net income growth**
- **Second quarter Non-GAAP EPS of USD 0.15**
  - **Core businesses generated EPS of USD 0.17**
  - **POS generated EPS of USD (0.02)**

1. Adjusted for amortization of goodwill from e-Channels acquisition

Investment Highlights

Rapidly Growing Chinese “FinTech” Market

Market Leadership Position

Diverse and Expanding Customer Base

Significant Growth Opportunities

Strong Financial Performance

Thank You!

Investor Relations Contacts:

Rebecca Alexander and Jim Preissler

investors@yuchengtech.com

Tel: +86 10 5913 7998

北京宇信易诚科技有限公司

北京市东城区北三环东路36号
北京环球贸易中心B座28层 (100013)
Tel: 86-10-59137700
Fax: 86-10-59137800
http://www.yuchengtech.com